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                                                                    EXHIBIT 23.1


                     CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the United Insurance Companies, Inc. Employee Stock Ownership Plan of UICI of our report dated March 8, 1996, except for Note O, as to which the date is March 27, 1996, with respect to the 1995 and 1994 consolidated financial statements and schedules of United Insurance Companies, Inc. and subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                                                ERNST & YOUNG LLP

Dallas, Texas
January 10, 1997